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                            AMENDMENT NO. 9 TO THE
                               NOBLE AFFILIATES
                       THRIFT AND PROFIT SHARING PLAN


      Pursuant to the provisions of Section 8.1 thereof, the Noble Affiliates

Thrift and Profit Sharing Plan, as amended and restated effective as of January

1, 1988 (the "Plan"), is hereby amended in the following respects only:

      FIRST:  Section 1.1(c) of the Plan is hereby amended by adding the following sentence to the end thereof:

      In determining the Basic Compensation of an Employee, the rules of Section 414(q)(6) of the Internal Revenue Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 prior to the end of the Plan Year.

      SECOND:  Section 3.6 of the Plan is hereby amended by adding the following subsection to the end thereof:

            (d) Any provision of this Plan to the contrary notwithstanding, in addition to the above limitations of this Section, the sum of the actual deferral percentage and the contribution percentage for the group of Highly Compensated Employees as determined pursuant to and after application of subsections (b) and (c) of this Section shall not exceed the "aggregate limit." The "aggregate limit" shall be equal to the greater of:

                  (1) the sum of: (i) 1.25 times the greater of the relevant actual deferral percentage or the relevant contribution percentage, and (ii) two percentage points plus the lesser of the relevant actual deferral percentage or the relevant contribution percentage, provided that the amount in this clause (ii) shall not exceed twice the lesser of the relevant actual deferral percentage or the relevant contribution percentage; or

                  (2) the sum of: (i) 1.25 times the lesser of the relevant actual deferral percentage or the relevant contribution percentage, and (ii) two percentage points plus the greater of the relevant actual deferral percentage or the relevant contribution percentage, provided that the amount in this clause (ii) shall not exceed twice the greater of the relevant actual deferral percentage or the relevant contribution percentage.



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      The "relevant actual deferral percentage" means the actual deferral percentage determined pursuant to subsection (b) of this Section for the group of Employees who are not Highly Compensated Employees.
      The "relevant contribution percentage" means the contribution percentage determined pursuant to subsection (c) of this Section for the group of Employees who are not Highly Compensated Employees. In the event that the aggregate limit is exceeded in any year, then the actual deferral percentage and/or contribution percentage for Participants who are members of the group of Highly Compensated Employees shall be reduced by reducing first any Pre-Tax Contributions and then any Matching Contributions made for such Plan Year for or on behalf of the Highly Compensated Employees with the largest individual actual deferral percentages and/or contribution percentages to the largest uniform actual deferral percentage and/or contribution percentage (commencing with the Highly Compensated Employee with the largest actual deferral percentage and/or contribution percentage and reducing his or her actual deferral percentage and/or contribution percentage to the extent necessary to satisfy the above restrictions or to lower such actual deferral percentage and/or contribution percentage to the actual deferral percentage and/or contribution percentage of the Highly Compensated Employee with the next highest actual deferral percentage and/or contribution percentage, and repeating this process as necessary) that permits the sum of the actual deferral percentage and contribution percentage for said group of Highly Compensated Employees to satisfy the above restrictions. If any portion of a Pre-Tax Contribution made on behalf of a Participant is distributed to such Participant pursuant to this subsection, any portion of a Matching Contribution (along with any income allocable thereto) made for such Participant that matches the distributed Pre-Tax Contribution shall be forfeited. Any additional Matching Contributions made for a Participant which cannot be credited to the Employer Matching Account of such Participant for a Plan Year because of the limitation contained in this subsection (along with any income allocable thereto) shall be forfeited if forfeitable, but if not forfeitable, distributed to such Participant within 2 1/2 months after the end of such year. If for a Plan Year the Compensation received by an Employee is treated pursuant to Section 1.1(p) as Compensation received by a Highly Compensated Employee, then this subsection shall be applied to such Employees for such Plan Year in accordance with regulations under Section 401(k) and (m) of the Internal Revenue Code.



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      IN WITNESS WHEREOF, this Amendment has been executed this

19th day of May, 1994, to be effective as of January 1, 1989.

                                       NOBLE AFFILIATES, INC.



                                       By:  /S/  ROBERT KELLEY
                                          ----------------------------------
                                           Title: Chairman, President &
                                                   Chief Executive Officer
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